UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

W. P. CAREY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, the Board of Directors of W. P. Carey Inc. (the “Company”) appointed Jason E. Fox as the Company’s President. Upon this appointment, Mr. Trevor P. Bond, the Company’s Chief Executive Officer, no longer serves as President of the Company. Mr. Fox, age 42, also serves as the Company’s Head of Global Investments, having served in various capacities with increasing responsibilities in the Investment Department since joining the Company in 2002. During his tenure, Mr. Fox has been responsible for sourcing, negotiating and structuring acquisitions on behalf of the Company and its CPA® series of non-traded real estate investment trusts (“REITs”). Mr. Fox graduated magna cum laude from the University of Notre Dame, where he earned a B.S. in Civil Engineering and Environmental Science. He received his M.B.A. from Harvard Business School.

Also on June 18, 2015, the Board of Directors appointed Mr. Hisham A. Kader as the Company’s Chief Financial Officer. On the same day, Ms. Catherine D. Rice resigned from her role as the Company’s Chief Financial Officer and was appointed as Senior Managing Director of the Company, a newly created internal advisory role focused on examining the Company’s core businesses. Mr. Kader, age 46, has served as Chief Accounting Officer of the Company since March 2012 and as its Corporate Controller since June 2011, in addition to serving in various capacities for the Company’s non-traded REITs. Mr. Kader resigned from his position as the Company’s Chief Accounting Officer on the same day. Before joining the Company in June 2011, Mr. Kader served as a Director in the Transaction Services practice at PricewaterhouseCoopers LLP (“PwC”). He joined PwC in 1997 in New York and subsequently spent six years at their offices in Sydney and Brussels, during which time he specialized in advisory services focusing on mergers and acquisitions, capital raising transactions, finance effectiveness and accounting standards conversions. He is a Certified Public Accountant licensed in the state of New York. Mr. Kader holds a B.E. in Electronics and Communication Engineering from the Manipal Institute of Technology in India, a M.B.A. in Finance from the University of Illinois at Urbana-Champaign and a M.S. in Accounting from Pace University.

To replace Mr. Kader as the Company’s Chief Accounting Officer, the Board of Directors appointed Ms. ToniAnn Sanzone as the Company’s Chief Accounting Officer. Ms. Sanzone, age 38, has served as the Company’s Global Corporate Controller since April 2013 and in that position was responsible for the accounting operations of the Company, in addition to serving in various capacities for certain of the Company’s non-traded REITs. Prior to joining the Company, Ms. Sanzone served as Corporate Controller from 2006 to 2013 at iStar Financial Inc., a publicly traded, fully integrated finance and investment company, where she oversaw accounting, financial reporting, tax and internal audit.  From 2004 to 2006, Ms. Sanzone served in various accounting and financial reporting roles at Bed Bath and Beyond, Inc., a publicly traded company.  Ms. Sanzone also held various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004.  Ms. Sanzone is a Certified Public Accountant licensed in the states of New York and New Jersey. She graduated magna cum laude with a B.S. in Accounting from Long Island University, C.W. Post.

On June 23, 2015, the Company issued a press release announcing certain of the managerial role changes described above. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Press Release issued on June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. CAREY INC.

Date: June 23, 2015	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director